EXHIBIT 24



                            POWER OF ATTORNEY


	KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned being a director or officer, or both, of SEARS, ROEBUCK AND CO., a New York corporation (the "Company"), does hereby constitute and appoint ARTHUR
C. MARTINEZ, JEFFREY N. BOYER, ANASTASIA D. KELLY and LARRY R. RAYMOND with full power to each of them to act alone, as the true and lawful attorneys and agents of the undersigned, with full power of substitution and resubstitution to each of said attorneys and agents, to execute, file or deliver any and all instruments and to do any and all acts and things which said attorneys and agents, or any of them, deem advisable to enable the Company and Sears 401(k) Profit Sharing Plan (the "Plan") to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any requirements or regulations of the Securities and Exchange Commission in respect thereto, in connection with the registration under the Securities Act of common shares of the Company acquired or to be acquired by the Plan for its participants and participations in the Plan to be offered to employees upon becoming eligible for participation, including specifically, but without limitation of the general authority hereby granted, the power and authority to sign his or her name as director or officer, or both, of the Company, as indicated below opposite his or her signature, to (i) one or more registration statements, or any amendments or post-effective amendments thereto, to be filed in respect of the common shares of the Company and participations in the Plan; (ii) the prospectuses or any amendments, supplements or revisions thereof which are part of any such registration statements; (iii) any amendment or post-effective amendment to any registration statement heretofore filed under the Securities Act with respect to any common shares of the Company and participations in the Plan; and (iv) any prospectus or any amendment, supplement or revision thereof which is a part of any registration statement (as the same may have been amended) heretofore filed under the Securities Act with respect to common shares of the Company and Plan participations;
and each of the undersigned does hereby fully ratify and confirm all that said attorneys and agents, or any of them, or the substitute of any of them, shall do or cause to be done by virtue hereof.

	IN WITNESS WHEREOF, each of the undersigned has subscribed his or her name, this 8th day of December, 1999.

Name                                                   Title

/s/ARTHUR C. MARTINEZ                        Chairman of the Board of
   Arthur C. Martinez                        Directors, President, and Chief
                                             Executive Officer
                                             (Principal Executive Officer)

/s/JEFFREY N. BOYER                          Chief Financial Officer
   Jeffrey N. Boyer                          (Principal Financial Officer)




/s/HALL ADAMS, JR.                           Director
   Hall Adams, Jr.


/s/BRENDA C. BARNES                          Director
   Brenda C. Barnes


/s/WARREN L. BATTS                           Director
   Warren L. Batts


/s/ALSTON D. CORRELL, JR.                    Director
   Alston D. Correll, Jr.


/s/W. JAMES FARRELL                          Director
   W. James Farrell


/s/MICHAEL A. MILES                          Director
   Michael A. Miles


/s/RICHARD C. NOTEBAERT                      Director
   Richard C. Notebaert


/s/HUGH B. PRICE                             Director
   Hugh B. Price


/s/PATRICK G. RYAN                           Director
   Patrick G. Ryan


/s/DOROTHY A. TERRELL                        Director
   Dorothy A. Terrell